AMENDMENT TO
                           NATIONAL FUEL GAS COMPANY
                           1993 AWARD AND OPTION PLAN


                    I, Bernard J. Kennedy, pursuant to the authorization granted by the National Fuel Gas Company Board of Directors on September 20, 1995, do hereby execute the following amendment to the National Fuel Gas Company 1993 Award and Option Plan ("1993 Plan"), effective August 29, 1995.
                    Section 17 of the 1993 Plan is hereby amended to read as follows:
                                  "No award  under the Plan  shall be subject in
                       any manner to alienation, anticipation, sale, transfer (except by will or the laws of the descent and distribu-tion, or pursuant to a qualified domestic relations order), assignment, pledge or encumbrance, except that, unless the Committee specifies otherwise, awards of nonqualified stock options or SAR's granted on or after August 29, 1995 to the Chief Executive Officer of the Company, or to the President of National Fuel Gas Distribution Corporation, National Fuel Gas Supply Corporation or Seneca Resources Corporation, shall be transferable without consideration, subject to all the terms and conditions to which such non-qualified stock options or SARs are otherwise subject, to members of a Participant's immediate family as defined in SEC Rule 16a-1 promulgated under the Exchange Act, trusts for the benefit of the Participant or such family members, and entities which are wholly-owned by the Participant or such family members. If and when the SEC amends Rule 16b-3 promulgated under the Exchange Act to permit transferability of certain awards under plans intended to satisfy Rule 16b-3, all nonqualified stock option and SAR awards under the Plan shall also be transferable, subject to all the terms and conditions to which such awards are other-wise subject, to the maximum extent permitted by


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                       16b-3,  as so amended and as from time to time in effect,
                       unless the Committee specifies otherwise. Except as expressly permitted by this paragraph, an Award shall be exercisable during the Participant's lifetime only by him."


                                      NATIONAL FUEL GAS COMPANY



October 27, 1995                      /s/  Bernard J. Kennedy
-----------------                     --------------------------------------

Dated                                 Bernard J. Kennedy
                                      President, Chief Executive Officer
                                      and Chairman of the Board of Directors